Exhibit 1.1

JP ENERGY PARTNERS LP

[•] Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[•], 2014

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

JP Energy Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell [•] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”).  In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to [•] additional Common Units on the terms set forth in Section 2 (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units”. This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed to by all parties hereto that the following transactions (the “Pre-Closing Transactions”) will occur on the Initial Delivery Date (as defined in Section 4) immediately prior to the closing of the offering of the Firm Units:

(a)           the Partnership will distribute its gross working capital assets consisting of $[•] million in accounts receivable to its owners, pro rata, in accordance with the owners’ percentage interest in the Partnership;

(b)                                 the following units representing limited partnership interests in the Partnership will automatically convert into subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) pursuant to Section 5.6 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated June 27, 2011, as amended to date (the “Original Partnership Agreement”):

(i)                                     [•] Class A Common Units representing a [•]% limited partner interest in the Partnership will automatically convert into [•] Subordinated Units representing a [•]% limited partner interest in the Partnership;

(ii)                                  [•] Class B Common Units representing a [•]% limited partner interest in the Partnership will automatically convert into [•] Subordinated Units representing a [•]% limited partner interest in the Partnership; and

(iii)                               [•] Class C Common Units representing a [•]% limited partner interest in the Partnership will automatically convert into [•] Subordinated Units representing a [•]% limited partner interest in the Partnership.

It is further understood and agreed to by all parties hereto that the following transactions (the “Closing Transactions”) will occur on the Initial Delivery Date (as defined in Section 4) upon the closing of the offering of the Firm Units:

(a)                                 the following units representing limited partnership interests in the Partnership will automatically convert into Common Units pursuant to Section 5.7 of the Original Partnership Agreement:

(i)                                     [•] Class A Common Units representing a [•]% limited partner interest in the Partnership will automatically convert into [•] Common Units representing a [•]% limited partner interest in the Partnership;

(ii)                                  [•] Class B Common Units representing a [•]% limited partner interest in the Partnership will automatically convert into [•] Common Units representing a [•]% limited partner interest in the Partnership; and

(iii)                               [•] Class C Common Units representing a [•]% limited partner interest in the Partnership will automatically convert into [•] Common Units representing a [•]% limited partner interest in the Partnership.

(b)                                 the general partner interest in the Partnership held by JP Energy GP II LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), will be recharacterized as a non-economic general partner interest;

(c)                                  the Third Amended and Restated Agreement of Limited Partnership of the Partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Amended and Restated Partnership Agreement”) will take effect;

(d)                                 the Second Amended and Restated Operating Agreement of the General Partner (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Amended and Restated GP LLC Agreement”) will take effect;

(e)                                  the public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated;

(f)                                   the Partnership will (i) pay transaction expenses for the Offering, as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus (as such terms are defined in Section 1(a)), (ii) redeem 100% of its issued and outstanding Series D Preferred Units for approximately $[•] million, (iii) repay $[ • ] million of indebtedness outstanding under its

Credit Agreement, dated as of February 12, 2014, among the Partnership, as borrower, Bank of America, N.A., as administrative agent and swing line lender and an LC issuer, and the other lenders party thereto (such agreement, together with any amendments and/or restatements thereof on or prior to the applicable Delivery Date, the “Credit Agreement”), and (iv) retain $[ • ] million to replenish working capital;

(g)                                  the Partnership will borrow $[ • ] million under the Credit Agreement to (i) replenish $[ • ] million of working capital and (ii) make a distribution of $[ • ] million to the current owners of the Partnership, pro rata;

(h)                                 the Partnership, the General Partner and JP Energy Development LP, a Delaware limited partnership (“JP Development”), will enter into a Right of First Offer Agreement (the “ROFO Agreement”); and

(i)                                     if the Underwriters exercise their option to purchase any Option Units pursuant to Section 2 of this Agreement, the Partnership will use the net proceeds from the issuance and sale of those Option Units to redeem an equal number of Common Units from Lonestar Midstream Holdings, LLC, a Delaware limited liability company (“Lonestar”), as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

The Pre-Closing Transactions and the Closing Transactions are referred to collectively herein as the “Transactions.” The General Partner, the Partnership, JP Energy Refined Products, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“JP Energy Refined Products”), Pinnacle Propane, LLC, a Texas limited liability company and a wholly owned subsidiary of the Partnership (“Pinnacle Propane”), and JP Energy Crude Oil Services, LLC (formerly known as Deeprock Midstream, LLC), a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“JP Energy Crude Oil Services”), are referred to collectively herein as the “Partnership Parties.”

JP Energy Refined Products, Pinnacle Propane, JP Energy Crude Oil Services, JP Energy ATT, LLC, a Delaware limited liability company and a wholly owned subsidiary of JP Energy Refined Products (“JP Energy ATT”), JP Energy Caddo LLC, a Delaware limited liability company and a wholly owned subsidiary of JP Energy Refined Products (“JP Energy Caddo”), Pinnacle Propane Express, LLC (formerly known as Heritage Propane Express, LLC), a Delaware limited liability company and a wholly owned subsidiary of Pinnacle Propane (“Pinnacle Propane Express”), Alliant Gas, LLC, a Texas limited liability company and a wholly owned subsidiary of Pinnacle Propane (“Alliant Gas”), JP Liquids, LLC, a Delaware limited liability company and wholly owned subsidiary of Pinnacle Propane (“JP Liquids”), JP Falco, LLC (formerly known as Falco Energy Transportation, LLC), a Delaware limited liability company and a wholly owned subsidiary of JP Energy Crude Oil Services (“Falco”), JP Energy Storage, LLC, an Oklahoma limited liability company and a wholly owned subsidiary of JP Energy Crude Oil Services (“JP Energy Storage”), JP Energy Products Supply, LLC, a Delaware limited liability company and wholly owned subsidiary of JP Energy Crude Oil Services (“JPE Supply”), JP Energy Permian, LLC, a Delaware limited liability company and wholly owned subsidiary of JP Energy Crude Oil Services (“JPE Permian”), and Alliant Arizona Propane, L.L.C. (formerly known as Semstream Arizona Propane, L.L.C.), a Delaware limited liability company and a wholly owned subsidiary of Alliant Gas (“Alliant Arizona

Propane”), are referred to collectively herein as the “Operating Subsidiaries”.  The General Partner, the Partnership and the Operating Subsidiaries are referred to collectively herein as the “Partnership Entities.”

The Credit Agreement and the ROFO Agreement, together with any ancillary documents executed or entered into in connection with the foregoing, are referred to collectively herein as the “Transactional Agreements.”  The Amended and Restated Partnership Agreement, the Amended and Restated GP LLC Agreement, the Limited Liability Company Agreement of JP Energy Refined Products dated January 20, 2012 (the “JP Energy Refined Products LLC Agreement”), the Limited Liability Company Agreement of Pinnacle Propane dated July 20, 2010 (the “Pinnacle Propane LLC Agreement”), the Limited Liability Company Agreement of JP Energy Crude Oil Services dated November 18, 2011 (the “JP Energy Crude Oil Services LLC Agreement”), the Limited Liability Company Agreement of JP Energy ATT dated November 1, 2012 (the “JP Energy ATT LLC Agreement”), the Limited Liability Company Agreement of JP Energy Caddo dated November 1, 2012 (the “JP Energy Caddo LLC Agreement”), the Amended and Restated Limited Liability Company Agreement of Pinnacle Propane Express dated June 7, 2012 (the “Pinnacle Propane Express LLC Agreement”), the Limited Liability Company Agreement of Alliant Gas dated July 20, 2010 (the “Alliant Gas LLC Agreement”), the Limited Liability Company Agreement of JP Liquids, dated July 9, 2013 (the JP Liquids LLC Agreement”), the Amended and Restated Limited Liability Company Agreement of Falco dated July 20, 2012 (the “Falco LLC Agreement”), the Second Amended and Restated Limited Liability Company Agreement of JP Energy Storage dated February 1, 2013 (the “JP Energy Storage LLC Agreement”), the Limited Liability Company Agreement of JPE Supply dated January 21, 2014 (the “JPE Supply LLC Agreement”), the Limited Liability Company Agreement of JPE Permian dated as of September 16, 2013 (the “JPE Permian LLC Agreement”) and the Amended and Restated Limited Liability Company Agreement of Alliant Arizona Propane dated January 30, 2013 (the “Alliant Arizona Propane LLC Agreement”) are referred to collectively herein as the “Organizational Agreements.”  The Transactional Agreements and the Organizational Agreements are referred to collectively herein as the “Operative Agreements.”

1.              Representations, Warranties and Agreements of the Partnership Parties.  The Partnership Parties represent, warrant and agree that:

(a)                                 Registration Statement.  A registration statement on Form S-1 (File No. 333-195787) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement:

(iv)                              “Applicable Time” means [•] [a.m.][p.m.] (New York City time) on [•], 2014;

(v)                                 “Effective Date” means the date and time as of which such registration statement, or any post-effective amendment thereto, was declared effective by the Commission;

(vi)                              “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(vii)                           “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(viii)                        “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(ix)                              “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(x)                                 “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.  Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)                                 Testing-the-Waters Communications.  The Partnership (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.  The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.  As used herein, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(c)                                  Ineligible Issuer.  The Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d)                                 Form of Documents.  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(e)                                  No Material Misstatements or Omissions in the Registration Statement.  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f)                                   No Material Misstatements or Omissions in the Prospectus.  The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g)                                  No Material Misstatements or Omissions in the Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)                                 No Material Misstatements or Omissions in the Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).  The information included in each Issuer Free Writing Prospectus listed in Schedule IV hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(i)                                     Public Filing of Confidentially Submitted Registration Statement.  The Partnership has filed publicly on EDGAR at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Units.

(j)                                    Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the rules and regulations thereunder.  The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.  The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.  The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k)                                 Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on

Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(l)                                     Formation and Qualification of the Partnership Entities.  Each of the Partnership Entities has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule V) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements, or (iii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Partnership Entities has all limited partnership or limited liability company power and authority, as the case may be, to enter into and perform its obligations under the Operative Agreements to which it is a party and to own or hold its properties and to conduct the businesses in which it is engaged.

(m)                             Power and Authority of General Partner.  The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.

(n)                                 Ownership of the General Partner.  Lonestar, CB Capital Holdings II, LLC, a Delaware limited liability company (“CB Capital”), Greg Arnold, as Trustee of the Greg Alan Arnold Separate Property Trust (the “Arnold Trust”), and JP Energy GP LLC, a Delaware limited liability company (“JP Energy GP”), each own 25% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Amended and Restated Operating Agreement of the General Partner, as in effect on the date hereof (as amended, the “Original GP LLC Agreement”), and at the Initial Delivery Date and each Option Unit Delivery Date, if any, will be duly authorized and validly issued in accordance with the Amended and Restated GP LLC Agreement and are fully paid (to the extent required under the Original GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Lonestar, CB Capital, the Arnold Trust and JP Energy GP own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability contained in the Amended and Restated GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(o)                                 Ownership of the General Partner Interest in the Partnership.  The General Partner is, and at each applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been, and on each Delivery Date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(p)                                 Ownership of the Incentive Distribution Rights.  The General Partner owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, all of the Incentive Distribution Rights (as such term is defined in the Amended and Restated Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Original Partnership Agreement and, at the Initial Delivery Date and each Option Unit Delivery Date, if any, will be duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Original Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(q)                                 Ownership of the Sponsor Units.  Assuming no purchase by the Underwriters of any Option Units, at each applicable Delivery Date, after giving effect to the Transactions, (i) Lonestar will own [•] Common Units and [•] Subordinated Units, (ii) Arkansas Terminaling & Trading Inc. (“ATT”) will own [•] Common Units and [•] Subordinated Units and (iii) the other persons and entities named as limited partners of the Partnership in the Original Partnership Agreement (other than Lonestar and ATT) will own [•] Common Units and [•] Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and will be fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Lonestar and ATT will own their Sponsor Units free and clear of all Liens, except for (i) Liens created by Lonestar or ATT on, in either case, Sponsor Units owned by them, and (ii) restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(r)                                    Ownership of JP Energy Refined Products, Pinnacle Propane and JP Energy Crude Oil Services.  The Partnership owns, and at each applicable Delivery Date,

after giving effect to the Transactions, will own, 100% of the outstanding membership interests of each of JP Energy Refined Products, Pinnacle Propane and JP Energy Crude Oil Services; such membership interests have been, and at each applicable Delivery Date, after giving effect to the Transactions, will have been, duly authorized and validly issued in accordance with the JP Energy Refined Products LLC Agreement, the Pinnacle Propane LLC Agreement and the JP Energy Crude Oil Services LLC Agreement, as applicable, and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by, in the case of JP Energy Refined Products and JP Energy Crude Oil Services, Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, and in the case of Pinnacle Propane, Section 101.206 of the Texas Limited Liability Company Law, a part of the Texas Business Organizations Code (the “Texas Act”)); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens arising under or in connection with the Credit Agreement.

(s)                                   Ownership of JP Energy ATT and JP Energy Caddo.  JP Energy Refined Products owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 100% of the outstanding membership interests of each of JP Energy ATT and JP Energy Caddo; such membership interests have been, and at each applicable Delivery Date, after giving effect to the Transactions, will have been, duly authorized and validly issued in accordance with the JP Energy ATT LLC Agreement and the JP Energy Caddo LLC Agreement, as applicable, and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens arising under or in connection with the Credit Agreement.

(t)                                    Ownership of Pinnacle Propane Express, Alliant Gas and JP Liquids.  Pinnacle Propane owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 100% of the outstanding membership interests of each of Pinnacle Propane Express, Alliant Gas and JP Liquids; such membership interests have been, and at each applicable Delivery Date, after giving effect to the Transactions, will have been, duly authorized and validly issued in accordance with the Pinnacle Propane Express LLC Agreement, the Alliant Gas LLC Agreement and the JP Liquids LLC Agreement, as applicable, and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by, in the case of Pinnacle Propane Express and JP Liquids, Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, and in the case of Alliant Gas, Section 101.206 of the Texas Act); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement, the Pricing

Disclosure Package and the Prospectus, if any, and (ii) Liens arising under or in connection with the Credit Agreement.

(u)                                 Ownership of Falco, JP Energy Storage, JPE Supply and JPE Permian.   JP Energy Crude Oil Services owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 100% of the outstanding membership interests of each of Falco, JP Energy Storage, JPE Supply and JPE Permian; such membership interests have been, and at each applicable Delivery Date, after giving effect to the Transactions, will have been, duly authorized and validly issued in accordance with the Falco LLC Agreement, the JP Energy Storage LLC Agreement, the JPE Supply LLC Agreement and the JPE Permian LLC Agreement, as applicable, and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be affected by, in the case of Falco, JPE Supply and JPE Permian, Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, and in the case of JP Energy Storage, Sections 18-2030 and 18-2031 of the Oklahoma Limited Liability Company Act (the “Oklahoma Act”)); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the applicable limited liability company agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens arising under or in connection with the Credit Agreement.

(v)                                 Ownership of Alliant Arizona Propane.  Alliant Gas owns, and at each applicable Delivery Date, after giving effect to the Transactions, will own, 100% of the outstanding membership interests of Alliant Arizona Propane; such membership interests have been, and at each applicable Delivery Date, after giving effect to the Transactions, will have been, duly authorized and validly issued in accordance with Alliant Arizona Propane LLC Agreement and are fully paid (to the extent required under the Alliant Arizona Propane LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Alliant Arizona Propane LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens arising under or in connection with the Credit Agreement.

(w)                               Duly Authorized and Validly Issued Units.  At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Amended and Restated Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the long-term incentive plan of the General Partner (the “LTIP”) as described in the Registration Statement and the most recent Preliminary Prospectus, the Units will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Unit Delivery Date, as applicable.

(x)                                 No Other Subsidiaries.  At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than its non-economic general partner interest in the Partnership, the Incentive Distribution Rights and the limited liability company interests in each of the Operating Subsidiaries.  At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the limited liability company interests in each of the Operating Subsidiaries.  At each applicable Delivery Date, after giving effect to the Transactions, the Operating Subsidiaries, other than JP Liquids and Alliant Arizona Propane, are the only subsidiaries that would be deemed to be a “significant subsidiary” (as such term is defined in Section 1-02 of Regulation S-X of the Securities Act) of the Partnership.

(y)                                 Conformity of Securities to Descriptions.  Following the Transactions, the Units, the Sponsor Units, the Incentive Distribution Rights and the non-economic general partner interest will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(z)                                  No Options, Preemptive Rights, Registration Rights, or Other Rights.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any membership interests or partnership interests in any of the Partnership Entities.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Units pursuant to this Agreement, except, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and that have been waived.

(aa)                          Authority and Authorization.  Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.  The Partnership has all requisite limited partnership power and authority to (i) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Amended and Restated Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus and (ii) consummate the Transactions and any other transactions contemplated by this Agreement. At each Delivery Date, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of the Operative Agreements and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(bb)                          Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(cc)                            Authorization, Execution and Delivery of Certain Agreements.

(i)                                     the Amended and Restated GP LLC Agreement will have been duly authorized, executed and delivered by each of the members of the General Partner and will be a valid and legally binding agreement of each of the members of the General Partner, enforceable against each of the members of the General Partner in accordance with its terms;

(ii)                                  the Amended and Restated Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(iii)                               each of the limited liability company agreements of the Operating Subsidiaries will have been duly authorized, executed and delivered by the Partnership Entity party thereto and will be a valid and legally binding agreement of such Partnership Entity that is a party thereto, enforceable against such Partnership Entity in accordance with its terms;

(iv)                              the Credit Agreement will have been duly authorized, executed and delivered by each Partnership Entity party thereto and will be a valid and legally binding agreement of each of the Partnership Entities party thereto, enforceable against such Partnership Entity in accordance with its terms; and

(vi)                              the ROFO Agreement will have been duly authorized, executed and delivered by the General Partner and the Partnership and will be a valid and legally binding agreement of each of the General Partner and the Partnership, enforceable against each of the General Partner and the Partnership in accordance with its terms;

provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(dd)                          No Conflicts.  None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii)

the execution, delivery and performance of this Agreement or the Operative Agreements by the Partnership Entities party hereto or thereto or the execution, delivery and performance of the Amended and Restated GP LLC Agreement by the members of the General Partner, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Agreements, certificate of limited partnership, certificate of formation, certificate of conversion or other governing document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Credit Agreement) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) contemplated under this Agreement.

(ee)                            No Consents.  No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Partnership Entities party hereto and thereto or the execution, delivery and performance of the Amended and Restated GP LLC Agreement by the members of the General Partner, (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made, and (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) contemplated under this Agreement.

(ff)                              No Defaults.  None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) or (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the transactions (including the Transactions) contemplated under this Agreement.

(gg)                            Financial Statements.  The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the most recent Preliminary Prospectus (i) comply as to form in all material respects with the applicable requirements of the Securities Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated and (iii) have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included in the most recent Preliminary Prospectus under the caption “Prospectus Summary—Summary Historical and Pro Forma Combined Consolidated Financial and Operating Data” in the Registration Statement and the most recent Preliminary Prospectus and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Combined Consolidated Financial and Operating Data” included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein.  The other financial information of the Partnership, including non-GAAP financial measures, contained in the Registration Statement and the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership Entities, and fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the most recent Preliminary Prospectus.

(hh)                          Pro Forma Financial Statements.  The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus.  The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ii)                                  Independent Public Accountants.  PricewaterhouseCoopers LLP, who has certified the consolidated financial statements of the Partnership and its subsidiaries, whose report appears in the most recent Preliminary Prospectus, is an independent public accounting firm as required by the Securities Act and the rules and regulations thereunder; Weaver and Tidwell, L.L.P., who has reviewed certain financial information with respect to the Partnership and its subsidiaries for the period from May 5, 2010 through December 31, 2010, are independent public accountants under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings; Grant Thornton LLP, who has certified the financial statements of Heritage Propane Express, LLC, a Delaware limited liability company, whose report appears in the most recent Preliminary Prospectus, are independent public accountants under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings; TravisWolff, LLP, who has certified the financial statements of (i) Parnon Storage Inc., an Oklahoma limited liability company, (ii) Caddo Mills Pipeline Terminal of Truman Arnold Companies & Arkansas Terminaling and Trading, Inc. and (iii) the Crude Oil Supply and Logistics Business of Parnon Gathering Inc., whose reports appear in the most recent Preliminary Prospectus, are independent public accountants under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings; PricewaterhouseCoopers LLP, who has certified the consolidated financial statements of Falco Energy Transportation, LLC, a Delaware limited liability company, whose report appears in the most recent Preliminary Prospectus, are independent public accountants under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings; and Hein & Associates LLP, who has certified the financial statements of Wildcat Permian Services, LLC, a Delaware limited liability company, whose report appears in the most recent Preliminary Prospectus, are independent public accountants under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings.

(jj)                                Internal Controls.  Each of the Partnership Entities maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except for the material weaknesses described in the Registration Statement and the most recent Preliminary Prospectus, the Partnership’s internal controls over financial reporting are effective.  Except as described in the Registration Statement and the most recent Preliminary Prospectus, as of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, there were no material weaknesses in the internal controls of any Partnership Entity except as described in the Registration Statement and the most recent Preliminary Prospectus.

(kk)                          Disclosure Controls and Procedures.  (i) Each of the Partnership Entities maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ll)                                  No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership reviewed or audited by PricewaterhouseCoopers LLP and except as described in the Registration Statement and the most recent Preliminary Prospectus, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm)                  Sarbanes-Oxley Act of 2002.  At the Effective Date, the Partnership, and to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, were, and on each applicable Delivery Date, will be, in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership.

(nn)                          No Material Changes.  Except as described in the Registration Statement and the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii)

incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)                          Title to Properties.  Each of the Partnership Entities has good and indefeasible title to all real property owned in fee by the Partnership Entities (excluding easements and rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens, except (i) as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities or (iii) that arise under or are expressly permitted by the Credit Agreement.  All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the most recent Preliminary Prospectus.

(pp)                          Rights of Way.  Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and (ii) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(qq)                          Permits.  Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse

Effect.  Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.  None of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(rr)                                Intellectual Property.  Each of the Partnership Entities owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

(ss)                              Legal Proceedings.  Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Operative Agreements or the consummation of the Transactions or any other transactions contemplated hereby or thereby, and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(tt)                                Contracts.  There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(uu)                          Summaries of Law.  Statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(vv)                          Insurance.  Each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ww)                      Certain Relationships and Related Party Transactions.  No relationship, direct or indirect, exists between or among Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required to be described in the Registration Statement and most recent Preliminary Prospectus that is not so described.  There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(xx)                          No Labor Dispute.  No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(yy)                          Environmental Compliance. (i) Each of the Partnership Entities is, and at all times prior hereto has been, in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.

(zz)                            Tax Returns.  The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities, nor does any of the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Entities, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aaa)                   ERISA.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bbb)                   Statistical and Market-Related Data.  The statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(ccc)                      Investment Company.  None of the Partnership Entities is, and as of each applicable Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(ddd)                   No Brokers.  None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(eee)                      Private Placement.  The issuance of the Sponsor Units are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.  The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(fff)                         Stabilization.  The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ggg)                      NYSE.  The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(hhh)                   Distribution of Offering Materials.  The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 5(f), any press release or other announcement permitted by Rule 134 under the Securities Act.

(iii)                               Anti-Corruption.  None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jjj)                            Money Laundering.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(kkk)                   OFAC.  None of the Partnership Entities nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(lll)                               Distribution Restrictions.  None of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for such prohibitions mandated by the laws of each such subsidiary’s state of formation and the Organizational Agreements of each Operating Subsidiary.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2.              Purchase of the Units by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [•] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Common Units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to [•] additional Option Units.  Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on the Applicable Option Units Delivery Date (as defined in Section 4) as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units shall be $[•] per Unit.  The purchase price payable by the Underwriters for any Option Units purchased by the Underwriters shall be $[•] per Unit less any amount equal to any distributions declared by the Partnership and payable on each Firm Unit but not on such Option Units being purchased.

The Partnership is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3.              Offering of Units by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

4.              Delivery of and Payment for the Units.  Delivery of and payment for the Firm Units shall be made at [10:00] A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership.  This date and time are sometimes referred to as the “Initial Delivery Date”.  Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Partnership shall deliver the Firm Units through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time any Option

Units are delivered is sometimes referred to as an “Option Unit Delivery Date”, and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at [10:00] A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership.  On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5.              Further Agreements of the Partnership Parties and the Underwriters.  Each of the Partnership Parties, jointly and severally, covenants and agrees with each of the Underwriters:

(a)                                 Preparation of the Prospectus.  To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)                                 Copies of the Registration Statement.  To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)                                  Copies of Documents.  To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(d)                                 Filing of Amendment or Supplement.  To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(e)                                  Copies of Amendment or Supplement.  Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(f)                                   Issuer Free Writing Prospectus.  Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(g)                                  Rule 433.  To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(h)                                 Earnings Statement.  As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(i)                                     Blue Sky Laws.  Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j)                                    Lock-Up Period.  For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (i) the Units, (ii) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof; provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(j) for the remaining term of the Lock-Up Period, or (iii) Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for any businesses that are acquired by the Partnership or its subsidiaries; provided, however, that the issuance of any such Common Units or securities convertible or exchangeable into Common Units shall not represent more than 10% of the Common Units outstanding upon completion of the offering contemplated hereby; provided, further, that any recipient of such Common Units or securities convertible or exchangeable into Common Units must agree in writing to be bound by the terms of this Section 5(j) for the remaining term of the Lock-Up Period), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A)

or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters.  In addition, the Partnership Parties shall cause each officer or director of the General Partner and each Unitholder of the Partnership set forth on Schedule VI hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).  Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then, in each case, the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless each of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, agree in writing not to require such extension.

(k)                                 Use of Proceeds.  To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(l)                                     Rule 463.  To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(m)                             Rule 462(b).  If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(n)                                 Stabilization.  The Partnership Parties will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(o)                                 Necessary Actions.  The Partnership Parties will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by any Partnership Party with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.              Expenses.  The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Units on the NYSE; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(i) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, reasonably incurred expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner and fifty percent of the cost of any aircraft chartered in connection with the road show; and (k) all other reasonably incurred costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7.              Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 Filing of the Prospectus; No Stop Order.  The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a).  The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.  If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)                                 No Misstatements or Omissions.  No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Andrews Kurth LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) or is necessary to make the statements therein not misleading.

(c)                                  Authorization and Validity.  All proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Operative Agreements, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the Transactions (and any other transactions contemplated by this Agreement and the Operative Agreements) shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Opinion of Counsel to the Partnership Entities.  Latham & Watkins LLP, as counsel to the Partnership, shall have furnished to the Representatives its written opinion, 10b-5 statement and opinion regarding certain tax matters, each addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the forms attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3, respectively.

(e)                                  Opinion of In-House Counsel.  Brad Grounds shall have furnished to the Representatives his written opinion, as counsel to the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(f)                                   Opinion of Delaware Counsel.  Richards, Layton & Finger P.A. shall have furnished to the Representatives its written opinion, as special counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.

(g)                                  Opinion of Arizona Counsel.  Fennemore Craig, P.C. shall have furnished to the Representatives its written opinion, as special counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit E.

(h)                                 Opinion of Oklahoma Counsel.  Conner & Winters shall have furnished to the Representatives its written opinion, as special counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit F.

(i)                                     Opinion of Counsel to the Underwriters.  The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j)                                    Comfort Letter.  At the time of execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLP and Weaver and Tidwell, L.L.P. a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(k)                                 Bring-down Comfort Letter.  With respect to the letter of each of PricewaterhouseCoopers LLP and Weaver and Tidwell, L.L.P. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(l)                                     3-05 Comfort Letters.  At the time of execution of this Agreement, the Representatives shall have received from (i) PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, stating conclusions and findings of such firm with respect to the consolidated financial statements of Falco Energy Transportation, LLC, (ii) TravisWolff, LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, stating conclusions and findings of such firm with respect to the financial statements of Parnon Storage Inc., (iii) TravisWolff, LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, stating conclusions and findings of such firm with respect to the financial statements of Caddo Mills Pipeline Terminal of Truman Arnold Companies & Arkansas Terminaling and Trading, Inc., (iv) TravisWolff, LLP, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, stating conclusions and findings of such firm with respect to the financial statements of the Crude Oil Supply and Logistics Business of Parnon Gathering Inc., (v) Grant Thornton LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, stating conclusions and findings of such firm with respect to the consolidated financial statements Heritage Propane Express, LLC and (vi) Hein & Associates LLP, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, stating conclusions and findings of such firm with respect to the financial statements of Wildcat Permian Services, LLC (each letter referenced in this paragraph 7(l), a “3-05 Letter”).

(m)                             3-05 Bring-down Comfort Letters.  With respect to the 3-05 Letters referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement, the Partnership Parties shall have furnished to the Representatives a letter of such accountants, addressed to the Underwriters and dated such Delivery Date, confirming in all material respects the conclusions and findings set forth in each 3-05 Letter.

(n)                                 Officers’ Certificate.  The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i)                                     the representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and the Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)                               they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(o)                                 No Material Change.  Except as described in the Registration Statement and the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ or members’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus

(p)                                 No Downgrading.  Subsequent to the execution and delivery of this Agreement, to the extent applicable, (i) no downgrading shall have occurred in the rating accorded to the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.

(q)                                 No Other Changes.  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in the Common Units shall have been suspended by the Commission or the NYSE; (iii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r)                                    NYSE Listing.  The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(s)                                   No Objections.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units

(t)                                    Lock-Up Agreements.  The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and unitholders of the Partnership set forth on Schedule VI, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(u)                                 Other Certificates.  On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.              Indemnification and Contribution.

(a)         The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of Units as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter or (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing or the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(b)         Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, its directors, officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the

Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties or any such director, officer, employee or controlling person.

(c)          Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, agents, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, agents, affiliates and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, agents, affiliates or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, however, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) chosen by the indemnified party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)         If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)          The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements regarding delivery of the Common Units by the Underwriters set forth on the cover page, the statements in the first sentence of the second paragraph following the table under the caption “Underwriting—Commissions and Expenses” and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” in the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer

Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9.              Defaulting Underwriters.

(a)         If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)         If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of all Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)          If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all Units, or if the

Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10.       Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(o), 7(p) and 7(q) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11.       Reimbursement of Underwriters’ Expenses.  If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.       Research Analyst Independence.  The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions.  The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.       No Fiduciary Duty.  The Partnership Parties acknowledge and agree that in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties.  The Partnership Parties hereby waive any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.       Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)         if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036 (Fax: 646-855-3073) Attention: Syndicate Department, with a copy to Attention: ECM Legal (Fax: 212-230-8730); and

(b)         if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: J. Patrick Barley, with a copy to Legal Department (Fax: 972-444-0320).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

15.       Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of Units as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.       Survival.  The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.       Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.       Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19.       Waiver of Jury Trial.  The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.       Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.       Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows.]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

JP ENERGY PARTNERS LP

By:	JP Energy GP II LLC,
its general partner

By:
Name:
Title:

JP ENERGY GP II LLC

By:
Name:
Title:

JP ENERGY REFINED PRODUCTS, LLC

By:
Name:
Title:

PINNACLE PROPANE, LLC

By:
Name:
Title:

JP ENERGY CRUDE OIL SERVICES, LLC

By:
Name:
Title:

Accepted:

BARCLAYS CAPITAL INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

BARCLAYS CAPITAL INC.

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Firm Units

Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Total

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

Number of Units:                          [•] Firm Units or, if the Underwriters exercise in full their option to purchase the Option Units granted in Section 2 hereof, [•] Units

Public Offering Price:  $[•] per Unit

SCHEDULE III

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

None.

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES — ROAD SHOW MATERIALS

Electronic roadshow as made available on http://www.netroadshow.com.

SCHEDULE V

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
JP Energy Refined Products, LLC	Delaware	N/A
JP Energy ATT, LLC	Delaware	Arkansas
JP Energy Caddo LLC	Delaware	Texas
Pinnacle Propane, LLC	Texas	Arizona; Arkansas; Colorado; Kansas; Massachusetts; Missouri; New Mexico; Oklahoma; Utah; Vermont
Pinnacle Propane Express, LLC	Delaware

Alabama; Arizona; Arkansas; California; Colorado; Connecticut; Florida; Georgia; Idaho; Illinois; Indiana; Iowa; Kansas; Kentucky; Louisiana; Maine; Maryland; Massachusetts; Michigan; Minnesota; Mississippi; Missouri; Montana; Nebraska; Nevada; New Hampshire; New Jersey; New Mexico; New York; North Carolina; North Dakota; Ohio; Oklahoma; Oregon; Pennsylvania; South Carolina; South Dakota; Tennessee; Texas; Utah; Virginia; Washington; West Virginia; Wisconsin; Wyoming

Alliant Gas, LLC	Texas	Arizona; Utah
JP Liquids, LLC	Delaware	Arkansas; Colorado; Louisiana; New Mexico; Oklahoma; Texas; Wyoming
Alliant Arizona Propane, L.L.C.	Delaware	Arizona
JP Energy Crude Oil Services, LLC	Delaware	N/A
JP Energy Products Supply, LLC	Delaware	Kansas; Nebraska; New Mexico; North Dakota; Oklahoma; Texas; Wyoming
JP Falco, LLC	Delaware	Colorado; Kansas; Louisiana; Montana; North Dakota; South Dakota; Texas; Wyoming
JP Energy Storage LLC	Oklahoma	N/A
JP Energy Permian, LLC	Delaware	Texas

SCHEDULE VI

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

John F. Erhard

Daniel R. Revers

Lucius H. Taylor

Greg Arnold

T. Porter Trimble

Officers

J. Patrick Barley

Patrick J. Welch

Jeremiah J. Ashcroft III

Jon E. Hanna

Simon Chen

Christopher Hill

Scott Smith

Unitholders

Lonestar Midstream Holdings, LLC

Arkansas Terminaling & Trading Inc.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Units”) representing limited partner interests (“Common Units”) of JP Energy Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing restrictions shall not apply to any bona fide gifts, sales or other dispositions of Common Units that are made exclusively between and among the undersigned and members of the undersigned’s family, or a trust the beneficiaries of which are the undersigned and/or members of the undersigned’s family; provided that it shall be a condition to

Exhibit A-1

any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent it would be bound if the transferee/donee were a party hereto, (ii) each party (donor and donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended), to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer prior to the expiration of the Lock-Up Period and (iii) the undersigned notifies Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated at least two business days prior to the proposed transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then, in each case, the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives agree in writing not to require such extension. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

If the undersigned is an officer or director of the General Partner, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Units, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Units that is directed in writing by the Partnership, (ii) each of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will notify the Partnership of the impending release or waiver, and (iii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Exhibit A-2

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature page follows]

Exhibit A-3

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B-1

FORM OF OPINION OF LATHAM & WATKINS LLP

Latham & Watkins LLP shall have furnished to the Underwriters its written opinion, as counsel to the Partnership Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

[To be provided]

Exhibit B-1-1

EXHIBIT B-2

FORM OF 10B-5 LETTER OF LATHAM & WATKINS LLP

[To be provided]

Exhibit B-2-1

EXHIBIT B-3

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and you may rely upon such opinion as if it were addressed to you.

Exhibit B-3-1

EXHIBIT C

FORM OF OPINION OF BRAD GROUNDS

1.              To such counsel’s knowledge, there are no contracts or other documents of a character required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement or the most recent Preliminary Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed therewith as required.

2.                                      To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which any Partnership Entity is a party or to which any property of any Partnership Entity is subject that are required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement or the most recent Preliminary Prospectus but are not so described.

3.                                      Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting of, any limited liability company interests, partnership interests or other equity interests in any Partnership Entity pursuant to the Operative Agreements.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the General Partner and the Partnership and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws and the laws of the State of Texas and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

In addition, such counsel shall state that (A) Latham & Watkins LLP, Richards, Layton & Finger P.A. and Andrews Kurth LLP are each authorized to rely upon such opinion letter in connection with the offering as if such opinion letter were addressed and delivered to him on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon by the Underwriters and its counsel only in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

Exhibit C-1

EXHIBIT D

FORM OF OPINION OF RICHARDS, LAYTON & FINGER

1.              The Amended and Restated Partnership Agreement constitutes a valid and binding obligation of the General Partner, and is enforceable against the General Partner, in its capacity as general partner of the Partnership, in accordance with its terms.

2.              The Amended and Restated GP LLC Agreement constitutes a valid and binding obligation of each of the members of the General Partner, and is enforceable against each of the members of the General Partner, in their capacity as members of the General Partner, in accordance with its terms.

3.              The JP Energy Refined Products LLC Agreement constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership, in its capacity as sole member of JP Energy Refined Products, in accordance with its terms.

4.              The JP Energy Crude Oil Services LLC Agreement constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership, in its capacity as sole member of JP Energy Crude Oil Services, in accordance with its terms.

ExhibitD-1

EXHIBIT E

FORM OF OPINION OF ARIZONA COUNSEL

[NTD: SUBJECT TO REVIEW BY ARIZONA COUNSEL]

1.                                      Consummation of the transactions contemplated by this Agreement (including the Transactions) does not require any consent, authorization, waiver, order, registration, filing or qualification from or with the Arizona Corporation Commission.

Exhibit E-1

EXHIBIT F

FORM OF OPINION OF OKLAHOMA COUNSEL

1.                                      JP Energy Storage is a limited liability company duly formed under the Oklahoma Limited Liability Company Act with limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

2.              With the consent of the Underwriters, based solely on the Good Standing Certificate, JP Energy Storage is validly existing and in good standing under the laws of the State of Oklahoma.

3.              With the consent of the Underwriters, based solely upon a review on the date hereof of the JP Energy Storage LLC Agreement, JP Energy Crude Oil Services, LLC (“Crude Oil Services”) is the sole member of JP Energy Storage and as such is the sole owner of the outstanding “Membership interests” (as that term is defined in the Oklahoma Act) of JP Energy Storage.

4.              Under the Oklahoma Act, Crude Oil Services is not liable for the obligations of JP Energy Storage solely by reason of being the sole member of JP Energy Storage. Under the JP Energy Storage LLC Agreement, Crude Oil Services may make capital contributions to JP Energy Storage, but is not required to make any capital contributions to JP Energy Storage.

Exhibit F-1